UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2007

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Appointment of Certain Officers.

On April 2, 2007, Keystone Automotive Holdings, Inc. (“Holdings”), the corporate parent company of Keystone Automotive Operations, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Donald T. Grimes in connection with Mr. Grimes’ appointment as chief financial officer and executive vice president of Holdings.

The Agreement provides for an initial base salary of $325,000. Pursuant to the Agreement, following each year during the term of his employment, Mr. Grimes is eligible to receive an annual bonus targeted at 70% of his base salary. Actual bonus payments will be based on his performance and Holdings’ achievement of operating targets established by the board of directors of Holdings in consultation with Mr. Grimes. The Agreement also contains provisions regarding participation in employee benefit plans, vacation time, reimbursement of business expenses, protection of confidential information and ownership of intellectual property and employee work product. Mr. Grimes’ Agreement provides for an initial three-year term that will automatically extend for successive additional one-year terms unless either party gives at least 90 days prior written notice of non-renewal. In addition, the Agreement contains a covenant not to compete and a covenant regarding non-solicitation and non-interference with respect to employees, customers and suppliers. If Mr. Grimes’ employment is terminated by Holdings without cause or by him with good reason or if his employment terminates as a result of his death or disability, then Mr. Grimes will be entitled under the Agreement to continue to participate in Holdings’ health and insurance benefit plans for a period of one year and to receive severance payments equal to one year’s base salary plus a pro rata portion of this target bonus for the year in which his employment ends plus an additional amount equal to the amount of his prior year’s bonus.

The description of the provisions of the Agreement set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.28 Employment Agreement dated as of April 2, 2007, by and between Keystone Automotive Holdings, Inc. and Donald T. Grimes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on April 20, 2007.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Edward H. Orzetti
Edward H. Orzetti
Chief Executive Officer and President

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